PRESS RELEASE	5700 Las Positas Road Livermore, California 94551 925-606-9200

FOR RELEASE February 23, 2021

McGrath RentCorp Announces Results for Fourth Quarter 2020

Company Announces 4% Dividend Increase and 30th Consecutive Year Increase

LIVERMORE, CA – February 23, 2021 – McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended December 31, 2020 of $149.0 million, an increase of 1%, compared to the fourth quarter of 2019.  The Company reported net income of $31.2 million, or $1.27 per diluted share, for the fourth quarter of 2020, compared to net income of $26.4 million, or $1.07 per diluted share, for the fourth quarter of 2019.

Total revenues for the year ended December 31, 2020 increased to $572.6 million from $570.2 million in 2019, with income from operations decreasing $0.6 million to $140.8 million.  Net income for the year ended December 31, 2020 increased to $102.0 million, or $4.16 per diluted share, from $96.8 million, or $3.93 per diluted share, in 2019.

The Company also announced that the board of directors declared a quarterly cash dividend of $0.435 per share for the quarter ending March 31, 2021, an increase of $0.015, or 4%, over the prior year period. The cash dividend will be payable on April 30, 2021 to all shareholders of record on April 15, 2021.  This marks the 30th consecutive year the Company has increased its annual dividend.

FOURTH QUARTER 2020 Company HIGHLIGHTS:

•	Income from operations increased 7% year-over-year to $41.0 million.
•	Total revenues increased 1% year-over-year to $149.0 million.
•	Rental revenues decreased 4% year-over-year to $88.5 million.
•	Adjusted EBITDA[1] increased 3% year-over-year to $65.3 million.
•

Dividend rate increased 12% year-over-year to $0.42 per share for the fourth quarter of 2020.  On an annualized basis, this dividend represents a 2.1% yield on the February 22, 2021 close price of $80.48 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our fourth quarter results.  Strong sales revenues, primarily at Enviroplex, more than offset some softness in rental demand, primarily at Adler, compared to a year ago.  The growth in total revenues, coupled with good management of costs, enabled us to grow operating income by 7%.

Our full year results demonstrated the resilience in our business and the dedication of our teams.  Despite the many disruptions arising from the pandemic, we grew total revenues and delivered operating income comparable to the prior year.  Growth in sales revenues, primarily at Mobile Modular, more than offset slightly lower rental revenue.  I am grateful to our employees who persevered and adapted to the new work conditions arising from the pandemic, and who continued to provide excellent service to our customers.

We are entering 2021 with a solid business, an experienced leadership team, and a strong balance sheet.   Our track record of execution combined with an improving economy should drive healthy free cash flow generation while we invest in additional fleet to meet customer needs.  We are well positioned to continue growing the business as demand conditions improve during the year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2020 to the quarter ended December 31, 2019 unless otherwise indicated.

Mobile Modular

For the fourth quarter of 2020, the Company’s Mobile Modular division reported income from operations of $22.5 million, a decrease of $1.4 million, or 6%.  Rental revenues decreased 2% to $47.5 million, depreciation expense increased 3% to $5.8 million and other direct costs decreased 4% to $11.0 million, which resulted in a decrease in gross profit on rental revenues of 2% to $30.8 million.  The rental revenue decline was due to decreased demand from commercial and education customers.  Rental related services revenues decreased 1% to $16.2 million, with associated gross profit increasing 10% to $4.5 million.  Sales revenues decreased 23% to $12.0 million, primarily due to lower used equipment sales with gross margin on sales decreasing to 27% from 30%, resulting in a 30% decrease in gross profit on sales revenues to $3.3 million.  Selling and administrative expenses decreased 7% to $16.5 million, primarily due to lower allocated corporate expenses.

TRS-RenTelco

For the fourth quarter of 2020, the Company’s TRS-RenTelco division reported income from operations of $10.8 million, an increase of $1.3 million, or 14%.  Rental revenues increased 1% to $27.9 million, depreciation expense decreased 1% to $11.3 million and other direct costs increased 7% to $4.4 million, which resulted in a 1% increase in gross profit on rental revenues to $12.2 million.  The rental revenue growth was due to increased demand from general purpose test equipment customers.  Sales revenues increased 62% to $8.7 million.  Gross margin on sales was 47% in 2020 compared to 62% in 2019, resulting in a 23% increase in gross profit on sales revenues to $4.1 million.  Selling and administrative expenses decreased 7% to $6.1 million, primarily due to lower salaries and benefit costs and lower travel, meals and meeting expenses.

Adler Tanks

For the fourth quarter of 2020, the Company’s Adler Tanks division reported income from operations of $2.2 million, a decrease of $1.2 million, or 35%.  Rental revenues decreased 18% to $13.1 million, depreciation expense decreased 1% to $4.1 million and other direct costs decreased 16% to $2.3 million, which resulted in a 27% decrease in gross profit on rental revenues to $6.7 million.  The rental revenue decrease was primarily due to continued COVID-19 related market disruptions and a decrease in the price of oil and gas, which contributed to weaker activities in multiple geographic and market segments.  Rental related services revenues decreased 24% to $5.3 million, with gross profit on rental related services decreasing 9% to $1.3 million.  Selling and administrative expenses decreased 21% to $5.8 million, primarily due to lower allocated corporate expenses, decreased salaries and employee benefit costs and lower marketing and administrative costs.

financial outlook:

For the full year 2021, the Company currently expects:

•	Total revenue: $560 million - $595 million
•	Adjusted EBITDA[1,2]: $230 million - $245 million
•	Gross rental equipment capital expenditures: $90 million to $110 million

1.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

2.

Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

About McGrath RentCorp:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Modular Buildings – www.mobilemodular.com

Electronic Test Equipment –

www.trsrentelco.com

Tanks and Boxes – www.adlertankrentals.com

Portable Storage – www.mobilemodularcontainers.com

School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of January 26, 2021, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 23, 2021 to discuss the fourth quarter 2020 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 3349708.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s statements about entering 2021 with a solid business, an experienced leadership team, and a strong balance sheet, the Company’s track record of execution combined with an improving economy driving healthy free cash flow generation while investing in additional fleet to meet customer needs and being well positioned to continue growing the business as demand conditions improve during 2021 as well as the statements regarding the full year 2021 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of the shelter-in and other restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Rental	$88,517	$92,231	$351,790	$353,889
Rental related services	22,367	24,300	92,393	101,038
Rental operations	110,884	116,531	444,183	454,927
Sales	37,238	28,842	124,604	110,229
Other	858	1,848	3,767	5,074
Total revenues	148,980	147,221	572,554	570,230
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,226	21,169	85,866	80,391
Rental related services	16,345	18,734	68,105	76,241
Other	17,647	18,237	73,818	79,365
Total direct costs of rental operations	55,218	58,140	227,789	235,997
Costs of sales	23,108	18,084	81,019	68,068
Total costs of revenues	78,326	76,224	308,808	304,065
Gross profit	70,653	70,997	263,746	266,165
Selling and administrative expenses	29,628	32,749	122,993	124,793
Income from operations	41,025	38,248	140,753	141,372
Other income (expense):
Interest expense	(1,983)	(2,924)	(8,787)	(12,331)
Foreign currency exchange gain	267	130	78	84
Income before provision for income taxes	39,309	35,454	132,044	129,125
Provision for income taxes	8,133	9,053	30,060	32,319
Net income	$31,176	$26,401	$101,984	$96,806
Earnings per share:
Basic	$1.29	$1.09	$4.22	$3.99
Diluted	$1.27	$1.07	$4.16	$3.93
Shares used in per share calculation:
Basic	24,119	24,290	24,157	24,250
Diluted	24,453	24,697	24,531	24,623
Cash dividends declared per share	$0.420	$0.375	$1.68	$1.50

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(in thousands)	2020	2019
Assets
Cash	$1,238	$2,342
Accounts receivable, net of allowance for doubtful accounts of $2,100 in 2020 and $1,883 in 2019	123,316	128,099
Rental equipment, at cost:
Relocatable modular buildings	882,115	868,807
Electronic test equipment	333,020	335,343
Liquid and solid containment tanks and boxes	315,706	316,261
	1,530,841	1,520,411
Less accumulated depreciation	(592,725)	(552,911)
Rental equipment, net	938,116	967,500
Property, plant and equipment, net	136,210	131,047
Prepaid expenses and other assets	41,549	45,356
Intangible assets, net	7,118	7,334
Goodwill	28,197	28,197
Total assets	$1,275,744	$1,309,875
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$222,754	$293,431
Accounts payable and accrued liabilities	108,334	109,174
Deferred income	45,975	54,964
Deferred income taxes, net	216,077	218,270
Total liabilities	593,140	675,839
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,128 shares as of December 31, 2020 and 24,296 shares as of December 31, 2019	106,289	106,360
Retained earnings	576,419	527,746
Accumulated other comprehensive loss	(104)	(70)
Total shareholders’ equity	682,604	634,036
Total liabilities and shareholders’ equity	$1,275,744	$1,309,875

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$101,984	$96,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,643	89,476
Provision for doubtful accounts	1,343	1,013
Share-based compensation	5,549	5,892
Gain on sale of used rental equipment	(19,329)	(21,309)
Foreign currency exchange gain	(78)	(84)
Amortization of debt issuance costs	11	11
Change in:
Accounts receivable	3,440	(7,323)
Prepaid expenses and other assets	3,807	(13,530)
Accounts payable and accrued liabilities	316	20,298
Deferred income	(8,989)	5,138
Deferred income taxes	(2,193)	11,606
Net cash provided by operating activities	180,504	187,994
Cash Flows from Investing Activities:
Purchases of rental equipment	(86,329)	(167,703)
Purchases of property, plant and equipment	(13,724)	(12,080)
Cash paid for acquisition of business assets	—	(7,808)
Proceeds from sales of used rental equipment	47,052	44,447
Net cash used in investing activities	(53,001)	(143,144)
Cash Flows from Financing Activities:
Net (repayment) borrowing under bank lines of credit	(70,689)	(5,144)
Repurchase of common stock	(13,617)	—
Taxes paid related to net share settlement of stock awards	(4,376)	(3,333)
Payment of dividends	(39,769)	(35,539)
Net cash used in financing activities	(128,451)	(44,016)
Effect of foreign currency exchange rate changes on cash	(156)	-
Net (decrease) increase in cash	(1,104)	834
Cash balance, beginning of period	2,342	1,508
Cash balance, end of period	$1,238	$2,342
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$9,050	$12,475
Net income taxes paid, during the period	$34,903	$17,528
Dividends accrued during the period, not yet paid	$10,083	$9,489
Rental equipment acquisitions, not yet paid	$4,373	$6,496

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$47,548	$27,916	$13,054	$—	$88,518
Rental related services	16,236	784	5,347	—	22,367
Rental operations	63,784	28,700	18,401	—	110,885
Sales	12,016	8,675	426	16,121	37,238
Other	351	438	68	—	857
Total revenues	76,151	37,813	18,895	16,121	148,980

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,790	11,343	4,093	—	21,226
Rental related services	11,688	583	4,074	—	16,345
Other	10,989	4,371	2,287	—	17,647
Total direct costs of rental operations	28,467	16,297	10,454	—	55,218
Costs of sales	8,737	4,573	478	9,320	23,108
Total costs of revenues	37,204	20,870	10,932	9,320	78,326

Gross Profit
Rental	30,769	12,202	6,674	—	49,645
Rental related services	4,548	201	1,273	—	6,022
Rental operations	35,317	12,403	7,947	—	55,667
Sales	3,279	4,102	(52)	6,801	14,130
Other	351	438	68	—	857
Total gross profit	38,947	16,943	7,963	6,801	70,654
Selling and administrative expenses	16,456	6,108	5,766	1,298	29,628
Income from operations	$22,491	$10,835	$2,197	$5,503	$41,026
Interest expense					(1,983)
Foreign currency exchange gain					267
Provision for income taxes					(8,134)
Net income					$31,176

Other Information
Average rental equipment [1]	$834,599	$333,505	$314,647
Average monthly total yield [2]	1.90%	2.74%	1.38%
Average utilization [3]	76.2%	68.4%	42.6%
Average monthly rental rate [4]	2.49%	4.08%	3.25%
1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

2.Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

3.Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

4.Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$48,580	$27,654	$15,997	$—	$92,231
Rental related services	16,449	835	7,016	—	24,300
Rental operations	65,029	28,489	23,013	—	116,531
Sales	15,642	5,361	263	7,576	28,842
Other	1,223	557	68	—	1,848
Total revenues	81,894	34,407	23,344	7,576	147,221

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,622	11,415	4,132	—	21,169
Rental related services	12,333	783	5,618	—	18,734
Other	11,415	4,097	2,725	—	18,237
Total direct costs of rental operations	29,370	16,295	12,475	—	58,140
Costs of sales	10,935	2,037	235	4,877	18,084
Total costs of revenues	40,305	18,332	12,710	4,877	76,224

Gross Profit
Rental	31,543	12,142	9,140	—	52,825
Rental related services	4,116	52	1,398	—	5,566
Rental operations	35,659	12,194	10,538	—	58,391
Sales	4,707	3,324	28	2,699	10,758
Other	1,223	557	68	—	1,848
Total gross profit	41,589	16,075	10,634	2,699	70,997
Selling and administrative expenses	17,686	6,544	7,267	1,252	32,749
Income from operations	$23,903	$9,531	$3,367	$1,447	38,248
Interest expense					(2,924)
Foreign currency exchange gain					130
Provision for income taxes					(9,053)
Net income					$26,401

Other Information
Average rental equipment [1]	$813,535	$328,038	$314,906
Average monthly total yield [2]	1.99%	2.81%	1.69%
Average utilization [3]	79.3%	66.8%	50.0%
Average monthly rental rate [4]	2.51%	4.20%	3.39%
1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

2.Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

3.Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

4.Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$188,719	$109,083	$53,988	$—	$351,790
Rental related services	67,527	3,080	21,786	—	92,393
Rental operations	256,246	112,163	75,774	—	444,183
Sales	63,863	26,618	1,386	32,737	124,604
Other	1,415	2,030	322	—	3,767
Total revenues	321,524	140,811	77,482	32,737	572,554

Costs and Expenses
Direct costs of rental operations:
Depreciation	22,967	46,472	16,427	—	85,866
Rental related services	48,910	2,419	16,776	—	68,105
Other	47,762	17,133	8,923	—	73,818
Total direct costs of rental operations	119,639	66,024	42,126	—	227,789
Costs of sales	46,011	13,923	1,277	19,808	81,019
Total costs of revenues	165,650	79,947	43,403	19,808	308,808

Gross Profit
Rental	117,990	45,478	28,638	—	192,106
Rental related services	18,617	661	5,010	—	24,288
Rental operations	136,607	46,139	33,648	—	216,394
Sales	17,852	12,695	109	12,929	43,585
Other	1,415	2,030	322	—	3,767
Total gross profit	155,874	60,864	34,079	12,929	263,746
Selling and administrative expenses	68,470	24,306	24,764	5,453	122,993
Income from operations	$87,404	$36,558	$9,315	$7,476	$140,753
Interest expense					(8,787)
Foreign currency exchange gain					78
Provision for income taxes					(30,060)
Net income					$101,984

Other Information
Average rental equipment [1]	$825,614	$336,399	$314,797
Average monthly total yield [2]	1.88%	2.70%	1.43%
Average utilization [3]	77.2%	66.2%	44.6%
Average monthly rental rate [4]	2.47%	4.08%	3.21%
1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

2.Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

3.Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

4.Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$182,316	$103,704	$67,869	$—	$353,889
Rental related services	69,395	3,260	28,383	—	101,038
Rental operations	251,711	106,964	96,252	—	454,927
Sales	47,043	22,106	1,266	39,814	110,229
Other	2,256	2,413	405	—	5,074
Total revenues	301,010	131,483	97,923	39,814	570,230

Costs and Expenses
Direct costs of rental operations:
Depreciation	22,071	41,948	16,372	—	80,391
Rental related services	51,787	2,791	21,663	—	76,241
Other	51,136	16,303	11,926	—	79,365
Total direct costs of rental operations	124,994	61,042	49,961	—	235,997
Costs of sales	32,398	9,693	948	25,029	68,068
Total costs of revenues	157,392	70,735	50,909	25,029	304,065

Gross Profit
Rental	109,109	45,453	39,571	—	194,133
Rental related services	17,608	469	6,720	—	24,797
Rental operations	126,717	45,922	46,291	—	218,930
Sales	14,645	12,413	318	14,785	42,161
Other	2,256	2,413	405	—	5,074
Total gross profit	143,618	60,748	47,014	14,785	266,165
Selling and administrative expenses	65,699	24,645	29,321	5,128	124,793
Income from operations	$77,919	$36,103	$17,693	$9,657	$141,372
Interest expense					(12,331)
Foreign currency exchange loss					84
Provision for income taxes					(32,319)
Net income					$96,806

Other Information
Average rental equipment [1]	$795,250	$306,426	$313,810
Average monthly total yield [2]	1.90%	2.82%	1.80%
Average utilization [3]	79.2%	66.2%	54.7%
Average monthly rental rate [4]	2.41%	4.26%	3.29%
1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.

2.Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

3.Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

4.Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income	$31,175	$26,401	$101,984	$96,806
Provision for income taxes	8,134	9,053	30,060	32,319
Interest expense	1,983	2,924	8,787	12,331
Depreciation and amortization	23,394	23,516	94,643	89,476
EBITDA	64,686	61,894	235,474	230,932
Share-based compensation	655	1,796	5,549	5,892
Adjusted EBITDA [1]	$65,341	$63,690	$241,023	$236,824
Adjusted EBITDA margin [2]	44%	43%	42%	42%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted EBITDA [1]	$65,341	$63,690	$241,023	$236,824
Interest paid	(2,221)	(3,116)	(9,050)	(12,475)
Income taxes paid, net of refunds received	(10,199)	(7,498)	(34,903)	(17,528)
Gain on sale of used rental equipment	(5,219)	(6,141)	(19,329)	(21,309)
Foreign currency exchange loss (gain)	(267)	(130)	(78)	(84)
Amortization of debt issuance costs	3	3	11	11
Change in certain assets and liabilities:
Accounts receivable, net	6,117	9,964	4,783	(6,310)
Prepaid expenses and other assets	5,121	(1,796)	3,807	(13,530)
Accounts payable and other liabilities	2,871	1,957	3,229	17,257
Deferred income	(12,580)	(5,808)	(8,989)	5,138
Net cash provided by operating activities	$48,967	$51,125	$180,504	$187,994

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.

2.Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200